Report of Independent Auditors


To the Shareholders and Board of Trustees of PaineWebber Global Equity Fund
In planning and performing our audit of
the financial statements of PaineWebber
Global Equity Fund for the year ended
October 31, 1998, we considered its
internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, and not to provide assurance on the internal control.

The management of PaineWebber Global
Equity Fund is responsible for stablishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate. Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1998.

This report is intended solely for the
information and use of the board of
trustees and management of PaineWebber
Global Equity Fund and the Securities and
Exchange Commission.

	ERNST & YOUNG LLP

December 21, 1998